UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

UNIVERSAL BIOENERGY, INC.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

Nevada	333-123465	20-1770378
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

32 Karas Trail	32164
Palm Coast, FL
(Address of principal executive offices)	(Zip Code)

386-313-6161

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) The registrant’s board of directors and officers of the registrant authorized to take such action have concluded that the December 31, 2007 10KSB and subsequent financial statements under Regulation S-X (17 CFR 210) should no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20, need be modified.

(1) June 16, 2009 is the date of the conclusion regarding the non-reliance and an identification of the financial statements and years or periods covered that should no longer be relied upon;

(2) A brief description of the facts underlying the conclusion to the extent known to the registrant at the time of filing is:

The following transaction was treated as a reverse merger when it should have been treated as an acquisition.

On October 24, 2007, Palomine Mining, Inc. ("Palomine"), entered into a stock purchase and reorganization agreement (the "Stock Purchase Agreement") with Universal Bioenergy North America, Inc., a Nevada corporation ("Universal") and with Mortensen Financial Limited, a shareholder of Palomine ("Mortensen") pursuant to which Palomine agreed to purchase from the shareholders of Universal all of the issued and outstanding shares of Universal in exchange for shares of Palomine. Pursuant to the Stock Purchase Agreement, in exchange for all of the issued and outstanding shares of Universal, Palomine will issue to the shareholders of Universal 2,000,000 shares of common stock of Palomine trading at $5.00 bid which represented an issuance of 44% of the issued and outstanding shares of Palomine.

As required by EITF 99-12, the value of the acquired assets was evaluated by both the cost method which was 10,000,000 dollars and market value to determine if there was an impairment of good will. To determine the market value it was determined from the plant specification that the plant had a production capacity of 12,000,000 gallons of biodiesel per year. The production was reduced by about 20% to allow for shutdowns for maintenance and other reasons. This was then multiplied by the average price of biodiesel including the dollar tax credit which was about $3.50. This resulted in estimated gross revenue of approximately $34,000,000 minus cost of feed stock and other operating costs of $29,000,000 leaving a gross profit of $5,000,000 per year. Using a conservative multiplier of three years resulted in a market value of $15,000,000 from which was subtracted $2,000,000 to allow for operating expenses, feed stock costs, and capital expenses that would be necessary for the plant to reach full operating capacity. This would give the plant a market value of $13,000,000 which means that there is no impairment of goodwill.

In addition, the expenses on the P&L Statement will be substantially reduced since the only expenses that will be included will be from the acquisition date until the end of the year 2007.

(3) The board of directors in the absence of an audit committee, discussed with the registrant’s independent accountant the matters disclosed in the filing pursuant to this Item 4.02(a).

UNIVERSAL BIOENERGY, INC.
(Registrant)

Date: June 18, 2009	By:	/s/ James Michael Ator
James Michael Ator
Treasurer and Chief Financial
Officer
Universal Bioenergy, Inc.